UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 21, 2010

CHINA SHUANGJI CEMENT LTD.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52440	95-3542340
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

221 Linglong Road, Zhaoyuan City, Shandong Province People’s Republic of China, 265400
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  (86) 535-8213217

Copies to:

Gregory Sichenzia, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On June 21, 2010, Zhaoyuan Shuangji Co., Ltd. (“SZSG”), the operating entity of China Shuangji Cement Ltd. (the “Company”), entered into a loan agreement with Jiping Wen for the amount of RMB 25,000,000 (US$3,655,719).  The loan was obtained for the purpose of constructing SZSG’s new cement plant in Zhaoyuan city. The duration of the loan is ten years and funds are to be released in installments according to SZSG’s needs.  As a condition to receipt of the full amount of the loan, SZSG undertook to complete construction of the new plant by October 21, 2010.  As of the date of this report, SZSG had received $1,900,974 of the loan.

Interest shall be paid at 10% per year, to be calculated from January 1, 2011 to December 31, 2020, and to be paid every six months on June 30 and December 31 of each year.  SZSG shall be subject to a 10% penalty charge in the event of default on interest payments for two consecutive years.

The foregoing summary of the agreement is qualified in its entirety by reference to the actual agreement, which is filed as Exhibit 10.1 hereto.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is hereby incorporated into this Item 2.03.

Item 8.01

Other Events

On June 24, 2010, the Company issued a press release annexed hereto as Exhibit 99.1 hereto.

The information in this report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and shall not be incorporated by reference in any registration statement or other document filed under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filings, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

10.1 99.1	Loan Agreement, dated June 21, 2010. Press release, dated June 24, 2010, issued by China Shuangji Cement Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2010

CHINA SHUANGJI CEMENT LTD.

By:	/s/Michelle Zhu
Michelle Zhu
Chief Financial Officer